Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

June 23, 2025

DICK’S Sporting Goods, Inc.
345 Court Street
Coraopolis, Pennsylvania 15108

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to DICK’S Sporting Goods, Inc., a Delaware corporation (“DICK’S Sporting Goods”), in connection with the preparation and filing of DICK’S Sporting Goods’ Registration Statement on Form S-4 (as amended, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to [12,147,200] shares (the “Common Shares”) of common stock, par value $0.01 per share, of DICK’S Sporting Goods to be issued in connection with the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 15, 2025, by and among DICK’S Sporting Goods, RJS Sub LLC, a New York limited liability company and a wholly owned direct subsidiary of DICK’S Sporting Goods (“Merger Sub”), and Foot Locker, Inc., a New York corporation (“Foot Locker”), pursuant to which Merger Sub will merge with and into Foot Locker, with Foot Locker surviving the merger and becoming a wholly owned subsidiary of DICK’S Sporting Goods.

In connection with the opinion set forth herein, we have examined and relied on originals, or duplicates or certified or conformed copies, identified to our satisfaction, of such documents, corporate records, agreements, certificates, and other instruments and such matters of law, in each case, as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Amended and Restated Certificate of Incorporation of DICK’S Sporting Goods, as amended by those certain Certificates of Amendment and (iv) the Second Amended and Restated By-Laws of DICK’S Sporting Goods. We have also conducted such investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of DICK’S Sporting Goods and certificates or comparable documents of public officials and of officers and representatives of DICK’S Sporting Goods.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity, power and authority of all individuals executing any of the foregoing documents.

Wachtell, Lipton, Rosen & Katz June 23, 2025 Page 2

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Common Shares to be issued by DICK’S Sporting Goods pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Common Shares have been issued and delivered in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Common Shares will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. We are members of the bar of the State of New York.  DICK’S Sporting Goods is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than laws of the State of New York and the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting the foregoing), in each case as in effect on the date hereof.

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Common Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations promulgated thereunder.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz